Exhibit 12.1

Attorneys at Law

641 Lexington Avenue | 14th Floor

New York, New York 10022

Dial: 212.335.0466

Fax: 917.688.4092

info@foleyshechter.com

www.foleyshechter.com

February 12, 2025

HeartSciences Inc.

550 Reserve St., Suite 360

Southlake, Texas 76092

Re: Offering Statement on Form 1-A (File No. _________)

Ladies and Gentlemen:

We are acting as counsel to HeartSciences Inc., a Texas corporation (the “Company”), with respect to the preparation and filing of an offering statement on Form 1-A (the “offering statement”). The offering statement covers the contemplated sale of up to: (a)  $15,000,000 of units (the “Units”), each Unit consisting of (i) one share of the Company’s Series D Convertible Preferred Stock, $0.001 par value per share (the “Series D Preferred Stock”), and (ii) one warrant (the “Warrants”) to purchase one share of the Company’s common stock, $0.001 par value per share (the “Common Stock”); (b) 4,285,714 shares of Common Stock into which the Series D Preferred Stock underlying the Units may convert (the “Unit Shares”) and up to 4,285,714 shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”), (c) 128,571 agent warrants (the “Agent Warrants”) to purchase up to 128,571 Units (the “Agent Units”), each Agent Unit consisting of one share of Series D Preferred Stock (the “Agent Shares”) and one warrant (the “Agent Unit Warrants”) to purchase one share of Common Stock (the “Agent Warrant Shares”), and (d) 128,571 shares of Common Stock into which the Series D Preferred Stock underlying the Agent Units may convert (the “Agent Unit Shares”) and up to 128,571 shares of Common Stock, issuable upon exercise of the Agent Warrants (the “Agent Warrant Shares”).

In connection with the opinion contained herein, we have examined the offering statement, the Company’s Amended and Restated Certificate of Incorporation, the Certificates of Amendment to the Amended and Restated Certificate of Formation, the form of Certificate of Designations of Series D Preferred Stock approved by the Company’s board of directors (the “Board”), the Second Amended and Restated Bylaws, certain resolutions of the Board relating to the approval of the issuance and sale of the securities being offered pursuant to the offering statement (the “Securities”) and to be paid to Digital Offering, LLC (“DO”) in connection therewith, the Selling Agency Agreement, dated as of October 17, 2024 (the “Selling Agency Agreement”), between the Company and DO, pursuant to which DO will be acting as the selling agent on behalf of the Company with respect to the Securities, forms of Subscription Agreements to be executed and delivered by the purchasers of the Units a form of the Warrant, and a form of the Agent Unit Warrants, as well as all other documents necessary to render an opinion.

In our examination of the foregoing documents, we have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

In our capacity as counsel to the Company in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities. For purposes of this opinion, we have assumed that such proceedings will be timely and properly completed, in accordance with all requirements of applicable federal and Covered Law (as defined below), in the manner presently proposed.

Based upon the foregoing, we are of the opinion that:

1.	The Series D Preferred Stock, and the Unit Shares into which such Series D Preferred Stock may convert, being sold pursuant to the offering statement are duly authorized and will be, when issued in the manner described in the offering statement, legally and validly issued, fully paid and non-assessable.

2.	The Warrants being sold pursuant to the offering statement are duly authorized and will be, when issued in the manner described in the offering statement, legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3.	The Warrant Shares are duly authorized and reserved for issuance and such Warrant Shares, when issued and delivered by the Company in accordance with the terms and conditions of the Warrants against payment of the exercise price therefor and when issued in the manner described in the offering statement, will be legally and validly issued, fully paid and non-assessable.

4.	The Units being sold pursuant to the offering statement are duly authorized.

5.	The Agent Warrants are duly authorized and will be, upon issuance in accordance with the terms of the Selling Agency Agreement, legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.	The Agent Shares and the Agent Unit Shares into which such Agent Shares may convert, have been duly authorized and will be, upon issuance in accordance with the terms of the Selling Agency Agreement and when issued in the manner described in the offering statement, legally and validly issued, fully paid, and non-assessable.

7.	The Agent Unit Warrants are duly authorized and will be, upon issuance in accordance with the terms of the Selling Agency Agreement and when issued in the manner described in the offering statement, legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

8.	The Agent Warrant Shares are duly authorized and reserved for issuance and such Agent Warrant Shares, when issued and delivered by the Company in accordance with the terms and conditions of the Agent Unit Warrants against payment of the exercise price therefor and when issued in the manner described in the offering statement, will be legally and validly issued, fully paid, and non-assessable.

9.	The issuance of the Agent Units has been duly authorized.

No opinion is being rendered hereby with respect to the truth and accuracy, or completeness of the Offering Statement or any portion thereof.

Our opinions set forth herein are limited to the laws of the State of Texas and the State of New York (the “Covered Law”). Our opinions expressed herein are subject to the following qualifications and exceptions: (i) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences, and equitable subordination; and (ii) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law). We do not express any opinion with respect to the law of any jurisdiction other than Covered Law or as to the effect of any such non-Covered Law on the opinions herein.

In rendering the foregoing opinions, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the Covered Law. This opinion is for your benefit in connection with the offering statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act of 1933, as amended (the “Securities Act”). It is understood that this opinion is to be used only in connection with the offer, sale, and issuance of the Securities while the offering statement is in effect.

We consent to the filing of this opinion as an exhibit to the offering statement, and we further consent to the use of our name under the caption “Legal Matters” in the offering statement. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the U.S. Securities and Exchange Commission.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is expressed as of the date hereof unless otherwise expressly stated and is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Very truly yours,

/s/ Foley Shechter Ablovatskiy LLP

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